Exhibit 99.1

                                                For Further Information Contact:
                                                --------------------------------
                                     Walt Ungerer - Director, Investor Relations
                                         (678) 258-4103 or walt.ungerer@ccur.com


FOR IMMEDIATE RELEASE



      CONCURRENT COMPUTER CORPORATION ANNOUNCES RETIREMENT OF BOARD MEMBER

ATLANTA, GEORGIA, JANUARY 28, 2003 - CONCURRENT COMPUTER CORPORATION (NASDAQ:CCUR) today announced that Morton Handel has elected to retire from its board of directors. Mr. Handel served as a director since June 1991, including chairman of the board from April 2000 to October 2000 and from November 1996 through October 1997. Mr. Handel served on the audit, compensation, nominating, executive and finance committees at various times. The board has initiated a search for Mr. Handel's replacement.

Steve Nussrallah, Concurrent's chairman of the board stated, "Mr. Handel has played a key role in transitioning Concurrent into the growth-oriented company it is today. Since joining Concurrent's board, Mort has been a valuable and insightful director, helping Concurrent's board of directors with his sound judgment, excellent business acumen and financial expertise." He added, "Though Mort will be missed by Concurrent's board and executive management team, I respect his decision to retire at this time and wish him the very best."

ABOUT  CONCURRENT

Concurrent's XSTREME Division is a worldwide market leader in providing digital VOD systems to the broadband industry. This market includes broadband VOD and rich streaming media applications such as corporate training, education, hospitality and digital video-to-the-home. Concurrent is also a leading provider of high-performance, real-time computer systems, solutions and software that focus on hardware-in-the-loop and man-in-the-loop simulation, data acquisition and industrial control systems for commercial and government markets. Concurrent has 35 years of experience and is providing these best of breed solutions through its offices in North America, Europe, Asia and Australia.

Concurrent is the established leader in the VOD market, serving seven major cable operators in 52 markets with over 3.5 million digital subscribers. Concurrent's proven technology provides one of the most flexible, comprehensive


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solutions  for  HFC,  DSL,  and  IP-based  networks.  The Company's powerful and scalable VOD systems are based on open standards and are integrated with the leading broadband technologies.




Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. When used or incorporated by reference in this release, the words "believes," "expects," "estimates," and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the limited operating history of our video-on-demand segment; the concentration of our customers; failure to effectively manage growth; delays in testing and introductions of new products; rapid technology changes; demand shifts from high-priced, proprietary real-time systems to low-priced, open server systems; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate; and the entry of new well-capitalized competitors into our markets.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on September 25, 2002 and may be discussed in subsequent filings with the SEC. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

                                      # # #

Note to Editors: For additional company or product information from Concurrent Computer Corporation, please contact Concurrent Computer Corporation, 4375 River Green Parkway, Duluth, GA 30096. Call toll free in the U.S. and Canada at (877) 978-7363, fax (678) 258-4199. Readers can also access information through the company's Web site at http://www.ccur.com.

Concurrent Computer Corporation, its logo and MediaHawk are registered and unregistered trademarks of Concurrent Computer Corporation. All other product names are trademarks or registered trademarks of their respective owners.


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